Q1 2025
RESULTS

NASDAQ GLOBAL MARKET: CCLD, CCLDO



A healthcare technology company with 25 years of experience, delivering AI-driven, end-to-end solutions that power real-world clinical and financial transformation.

Safe Harbor Statements

This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” “approximately,” or “continue” or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this presentation include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, including our ability to continue as a going concern, to raise additional capital and to succeed in our future operations, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to substantial known and unknown risks, uncertainties, and other factors that may cause our (or our industry’s) actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include our ability to:

- Manage our growth, including acquiring, partnering with, and effectively integrating acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;
- Retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;
- Maintain operations in Pakistan, Azad Jammu and Kashmir, and Sri Lanka (together, the “Offshore Offices”) in a manner that continues to enable us to offer competitively priced products and services;
- Keep pace with a rapidly changing healthcare industry;
- Consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;
- Maintain and protect the privacy of confidential and protected Company, client and patient information;
- Develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;
- Attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and A. Hadi Chaudhry and Stephen Snyder as Co-Chief Executive Officers, all of which are critical to our ongoing operations and growing our business;
- Realize the expected cost savings and benefits from our restructuring activities and structural cost reductions;
- Comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank, a division of First Citizens Bank, and other future debt facilities;
- Continue to pay our monthly dividends to the holders of our Series A and Series B preferred stock;
- Incorporate AI into our products faster and more successfully than our competitors, protecting the privacy of medical records and cybersecurity threats;
- Compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
- Effectively integrate, manage and keep our information systems secure and operational in the event of a cyber-attack;
- Respond to the uncertainty resulting from pandemics, epidemics or other public health emergencies and the impact they may have on our operations, the demand for our services, our projected results of operations, financial performance or other financial metrics or any of the foregoing risks and economic activity in general;
- Keep and increase market acceptance of our products and services;
- Adapt to changes in domestic and foreign business, market, financial, political and legal conditions

Although we believe that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

In this presentation, we disclose certain non-GAAP historical and projected financial measures, including adjusted EBITDA and Free Cash Flow . We believe that these non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

The statements in this presentation are made as of the date of this presentation, and the Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Hosts for Q1 2025 Earnings Call



Mahmud Haq
Founder &
Executive Chairman



Stephen Snyder
Co-Chief Executive Officer



A. Hadi Chaudhry
Co-Chief Executive Officer



Norman Roth
CFO & Corporate Controller

CareCloud



Stephen Snyder

Co-Chief Executive Officer

Healthy Top-Line Growth with Profitability

Resilient Y-o-Y Revenue Growth ($ mm)



6.2%
26.0
27.6
Q1’24
Q1’25

Net Income Turnaround ($ mm)



1.95
(0.24)
Q1’24
Q1’25

Free Cash Flow Up, Dividend Burden Down, Structure Optimized

Free Cash Flow & Preferred Dividend (mm)*



-61.5%
+63.6%
3.9
3.6
2.2
1.5
Q1'24
Q1'25
Free Cash Flow
Preferred Dividend

Capital Structure – Pre Conversion



31%
69%
Common Equity
Preferred Equity

Capital Structure – Post Conversion**



38%
62%
Common Equity
Preferred Equity

*Series A preferred dividend shown at post –conversion run rate
**Calculated at market value. Pre-conversion values as of March 5, 2025. Post-conversion includes unconverted Series A at latest market value prior to CCLDP delisting; Series B and Common shares are valued as of May 5, 2025.

Two Acquisitions in Early 2025 Reignite Proven M&A Strategy

Early 2025 Transactions

1

MesaBilling LLC

Traditional Medical Billing Company

- Enhances Client Base and RCM scale
- Expected to be Accretive within 90 days

Closed Feb 2025

2

RevNu Medical Management

Audiology-focused RCM Provider

- Expands Reach into Underserved Specialty Market
- Expected to be Accretive within 90 days

Closed Apr 2025

Why M&A Remains Core to Our Model

M&A

20+ Acquisitions

- Attractive Customer Acquisition Cost
- Revenue is Virtually all Recurring
- Integrated into CareCloud's Platform for Margin Expansion
- Consideration typically based on Retained Revenue

CareCloud



A. Hadi Chaudhry

Co-Chief Executive Officer

AI Center of Excellence

Why AI

Strategic Imperatives

Market Competitiveness:

AI is transforming healthcare - innovation is key to leading the shift.

Revenue Expansion:

AI unlocks scalable, cost-efficient solutions for broader market reach.

Margin Improvement:

Automation drives down costs and boosts operational efficiency.

Our Competitive Edge

Dual-Shore Engineering at Scale:

24/7 development and cost efficiency via U.S. – offshore delivery model.

Deep Healthcare DNA:

20+ years of clinical and operational data powering healthcare-specific LLMs and real-world AI.

Unmatched Cost-Talent Advantage:

Access to top-tier AI and engineering talent at cost efficient - without sacrificing quality.

Built-In Compliance Readiness:

HIPAA-compliant from day one - secure, audit-ready, and enterprise deployable.

Our Bold Response

AI Center of Excellence

Launched in Bagh to scale capabilities.

Target Investment

Targeting 500 AI professionals by year-end.

Global Vision

Poised to be the world's largest healthcare AI hub.

Self-Funded Growth

Fully financed through operational cash flows - no external capital needed.

CareCloud

AI Enabled End to End Platform

cirrusAI – our next-gen, end-to-end AI solution transforming healthcare from check-in to follow-up

cirrusAI
Click less. Connect more.

cirrusAI Notes:

Automates clinical note-taking using ambient intelligence and LLMs - freeing providers to focus on patients, not paperwork.

cirrusAI Voice:

Real-time center intelligence - auditing calls, analyzing sentiment, and ranking agent performance.

Expanding Specialty EHR Portfolio with Early Success in GI & Dermatology


EHR

New Specialty focused EHRs

We're building AI-optimized EHRs tailored to the unique needs of each medical specialty. From pediatrics to cardiology, our goal is smarter, faster, specialty-focused care.

Gastroenterology & Dermatology Update

Specialty focused EHRs for GI and Dermatology launched and gaining traction among existing clients. Purpose-built workflows driving early adoption and engagement.

CareCloud



Norman Roth

CFO & Corporate Controller

Q1 2025 Financial Highlights

Revenue ($ mm)


$27.6
+6.2%
$26.0
Q1'24
Q1'25

Net (loss) income ($ mm)


$1.95
$(0.24)
Q1'24
Q1'25

CareCloud

Q1 2025 Financial Highlights

Adjusted EBITDA ($ mm)*



$3.7
$5.6
51.4%
Q1'24
Q1'25

Free Cash Flow ($ mm)*



$2.2
$3.6
+63.6%
Q1'24
Q1'25

Adjusted net income ($ mm)*



$0.2
$2.3
+941%
Q1'24
Q1'25

CareCloud

*See reconciliation of the Non-GAAP results in appendix

Reiterating FY 2025's Guidance

Revenue ($ mm)


$110.8
$114.0
111.0
+2.9%
FY 2024
FY 2025
Actual
Upper end
Lower end

Adjusted EBITDA ($ mm)*


$24.1
$28.0
26.0
13.9%
FY 2024
FY 2025
Actual
Upper end
Lower end

Net Income per Share


$(0.28)
$0.13
$0.10
FY 2024
FY 2025
Actual
Upper end
Lower end

*See reconciliation of the Non-GAAP results in appendix

CareCloud



Mahmud Haq

Founder & Executive Chairman

Thank You!

carecloud.com

Investor Relations
ir.carecloud.com

Stephen Snyder
ir@carecloud.com

Appendix

Non-GAAP Financial Measures Reconciliation

(000s) *Adjusted EBITDA to GAAP net (loss) income*	FY 2023	FY 2024	Q1 2024	Q1 2025
GAAP net (loss) income	**($48,674)**	**$7,851**	**($241)**	**$1,948**
(Benefit) provision for income taxes	(364)	160	39	41
Net interest expense	1,040	812	338	16
Foreign exchange / other expense	918	335	(5)	19
Stock-based compensation expense (benefit)	4,716	115	(708)	108
Depreciation and amortization	14,402	14,142	3,930	3,337
Transaction and integration costs	286	46	12	12
Goodwill impairment charges	42,000	-	-	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	1,105	596	322	114
Adjusted EBITDA	**$15,429**	**$24,057**	**$3,687**	**$5,595**

(000s) *Net cash provided by operating activities to free cash flow*	FY 2023	FY 2024	Q1 2024	Q1 2025
Net cash provided by operating activities	$15,461	$20,642	$4,066	$5,113
Purchases of property and equipment	(3,063)	(1,697)	(298)	(624)
Capitalized software and other intangible assets	(8,550)	(5,709)	(1,570)	(846)
Free cash flow	**$3,848**	**$13,236**	**$2,198**	**$3,643**
Net cash used in investing activities(1)	($11,613)	($7,406)	($1,868)	($1,510)
Net cash used in financing activities	($13,285)	($11,256)	($1,374)	($1,932)

(1) - Net cash used in investing activities includes purchases of property and equipment and capitalized software and other intangible assets, which is also included in our computation of free cash flow.

CareCloud

Non-GAAP Financial Measures Reconciliation

(000s) *Adjusted net income to GAAP net (loss) income`*	FY 2023	FY 2024	Q1 2024	Q1 2025
GAAP net (loss) income	($48,674)	$7,851	($241)	$1,948
Foreign exchange / other expense	918	335	(5)	19
Stock-based compensation expense (benefit)	4,716	115	(708)	108
Amortization of purchased intangible assets	4,975	1,577	840	89
Transaction and integration costs	286	46	12	12
Goodwill impairment charges	42,000	-	-	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	1,105	596	322	114
Income tax (benefit) provision related to goodwill	(525)	-	-	-
Non-GAAP adjusted net income	**$4,801**	**$10,520**	**$220**	**$2,290**

CareCloud